Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pall Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-165457, 333-165456, 333-165455, 333-157951, 333-157950, 333-153716, 333-132407, 333-121547, 333-111218, 333-111212, 333-76976, 333-51090, 333-87655, 333-82469, 333-68371, 033-64751) and on Form S-3 (Nos. 333-167507, 333-104595, 333-18971 and 033-57507) of Pall Corporation and subsidiaries of our reports dated September 28, 2010, with respect to the consolidated balance sheets of Pall Corporation and subsidiaries as of July 31, 2010 and 2009, and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the years in the three-year period ended July 31, 2010, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of July 31, 2010, which reports appear in the July 31, 2010 annual report on Form 10-K of Pall Corporation.

As discussed in our report dated September 28, 2010, effective August 1, 2007, the Company changed its method of accounting for uncertainty in income taxes due to the adoption of a new accounting standard.

Melville, New York
September 28, 2010